FOR IMMEDIATE RELEASE Iron Mountain Reports First Quarter Results -- Net Income of $66 million; Achieves record quarterly Revenue -- -- Data Center: Signs 52 megawatts of new and expansion leases in first quarter -- PORTSMOUTH, N.H. – May 4, 2023 – Iron Mountain Incorporated (NYSE: IRM), a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services, announces financial and operating results for the first quarter of 2023. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein. “We are pleased to report another quarter of record revenue. Our continued strength, in spite of the turbulent geopolitical and economic times in which we find ourselves, reflects the resilience of our business model and the steadfast commitment of our outstanding team," said William L. Meaney, President and CEO of Iron Mountain. “Thanks to this, we achieved revenue growth of 8% for the first quarter and adjusted EBITDA growth of 9% on a constant currency basis, or 5% and 7%, respectively, on a reported basis. The success of Project Matterhorn is exceeding our expectations, and we are on track to continue to provide innovative solutions to meet our customers' needs.” Financial Performance Highlights for the First Quarter of 2023 ($ in millions, except per share data) Three Months Ended Y/Y % Change 3/31/23 3/31/22 Reported $ Constant Fx Storage Rental Revenue $810 $751 8% 10% Service Revenue $504 $497 2% 4% Total Revenue $1,314 $1,248 5% 8% Net Income $66 $42 57% Reported EPS $0.22 $0.14 57% Adjusted EPS $0.42 $0.38 8% Adjusted EBITDA $461 $431 7% 9% Adjusted EBITDA Margin 35.1% 34.5% 60 bps AFFO $284 $264 8% AFFO per share $0.97 $0.91 7% 1

- Total reported revenues for the first quarter were $1.3 billion, compared with $1.2 billion in the first quarter of 2022, an increase of 5.3%. Excluding the impact of foreign currency exchange (Fx), total reported revenues increased 7.5% compared to the prior year, driven by a 10.2% increase in storage rental revenue, while service revenue increased 3.5%. Service revenue growth increased 11.1% on an organic basis excluding the ITRenew acquisition which occurred in the first quarter of 2022.
- Net Income for the first quarter was $65.5 million compared with $41.7 million in the first quarter of 2022.
- Adjusted EBITDA for the first quarter was $460.8 million, compared with $431.0 million in the first quarter of 2022, an increase of 6.9%. On a constant currency basis, Adjusted EBITDA increased by 8.6% in the first quarter, driven by the strong increase in storage rental revenue and productivity benefits.
- FFO (Normalized) per share was $0.71 for the first quarter, compared with $0.66 in the first quarter of 2022.
- AFFO was $284.0 million for the first quarter, compared with $264.2 million in the first quarter of 2022, an increase of 7.5%, driven by improved Adjusted EBITDA.
- AFFO per share was $0.97 for the first quarter, compared with $0.91 in the first quarter of 2022, an increase of 7.0%, driven by improved Adjusted EBITDA.

Dividend

On May 4, 2023, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.6185 per share for the second quarter. The second quarter 2023 dividend is payable on July 6, 2023, for shareholders of record on June 15, 2023.

Guidance

Iron Mountain affirmed full year 2023 guidance; details are summarized in the table below.

2023 Guidance(1)		
($ in millions, except per share data)		
	2023 Guidance	**Y/Y % Change at Midpoint**
Total Revenue	$5,500 - $5,600	~9%
Adjusted EBITDA	$1,940 - $1,975	~7%
AFFO	$1,150 - $1,175	~5%
AFFO Per Share	$3.91 - $4.00	~4%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

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About Iron Mountain Iron Mountain Incorporated (NYSE: IRM) is a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of offerings including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals. To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn. Investor Relations Contacts: Gillian Tiltman Sarah Barry SVP, Head of Investor Relations Senior Manager, Investor Relations Gillian.Tiltman@ironmountain.com Sarah.Barry@ironmountain.com (617) 286-4881 (617) 237-6597 3

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward- looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (v) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (vi) our ability to fund capital expenditures; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes (“REIT”); (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release. Reconciliation of Non-GAAP Measures Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. 4

Condensed Consolidated Balance Sheets (Unaudited; dollars in thousands) 3/31/2023 12/31/2022 ASSETS Current Assets: Cash and Cash Equivalents $146,442 $141,797 Accounts Receivable, Net 1,174,326 1,174,915 Prepaid Expenses and Other 280,169 230,433 Total Current Assets $1,600,937 $1,547,145 Property, Plant and Equipment: Property, Plant and Equipment $9,286,873 $9,025,765 Less: Accumulated Depreciation (3,944,300) (3,910,321) Property, Plant and Equipment, Net $5,342,573 $5,115,444 Other Assets, Net: Goodwill $4,896,761 $4,882,734 Customer and Supplier Relationships and Other Intangible Assets 1,380,316 1,423,145 Operating Lease Right-of-Use Assets 2,666,951 2,583,704 Other 578,171 588,342 Total Other Assets, Net $9,522,199 $9,477,925 Total Assets $16,465,709 $16,140,514 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $101,608 $87,546 Accounts Payable 512,269 469,198 Accrued Expenses and Other Current Liabilities 1,057,320 1,031,910 Deferred Revenue 335,393 328,910 Total Current Liabilities $2,006,590 $1,917,564 Long-term Debt, Net of Current Portion 10,862,188 10,481,449 Long-term Operating Lease Liabilities, Net of Current Portion 2,513,817 2,429,167 Other Long-term Liabilities 170,391 317,376 Deferred Income Taxes 271,504 263,005 Redeemable Noncontrolling Interests 95,630 95,160 Total Long-term Liabilities $13,913,530 $13,586,157 Total Liabilities $15,920,120 $15,503,721 Equity Total Equity $545,589 $636,793 Total Liabilities and Equity $16,465,709 $16,140,514 5

Quarterly Condensed Consolidated Statements of Operations

(Unaudited; dollars in thousands, except per-share data)

	Q1 2023	Q4 2022	Q/Q % Change	Q1 2022	Y/Y % Change
Revenues:					
Storage Rental	$810,089	$769,457	5.3 %	$751,070	7.9 %
Service	504,260	509,592	(1.0)%	496,976	1.5 %
Total Revenues	**$1,314,349**	**$1,279,049**	**2.8 %**	**$1,248,046**	**5.3 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$571,626	$539,982	5.9 %	$546,622	4.6 %
Selling, General and Administrative	294,520	279,161	5.5 %	280,723	4.9 %
Depreciation and Amortization	182,094	190,649	(4.5)%	183,615	(0.8)%
Acquisition and Integration Costs	1,595	9,653	(83.5)%	15,661	(89.8)%
Restructuring and Other Transformation	36,913	38,551	(4.2)%	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(13,061)	(27,144)	(51.9)%	(705)	n/a
Total Operating Expenses	**$1,073,687**	**$1,030,852**	**4.2 %**	**$1,025,916**	**4.7 %**
Operating Income (Loss)	**$240,662**	**$248,197**	**(3.0)%**	**$222,130**	**8.3 %**
Interest Expense, Net	137,169	136,748	0.3 %	114,442	19.9 %
Other Expense (Income), Net	21,200	(31,597)	(167.1)%	55,901	(62.1)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$82,293**	**$143,046**	**(42.5)%**	**$51,787**	**58.9 %**
Provision (Benefit) for Income Taxes	16,758	17,392	(3.6)%	10,080	66.2 %
Net Income (Loss)	**$65,535**	**$125,654**	**(47.8)%**	**$41,707**	**57.1 %**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	940	3,216	(70.8)%	(592)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$64,595**	**$122,437**	**(47.2)%**	**$42,299**	**52.7 %**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.22	$0.42	(47.6)%	$0.15	46.7 %
Diluted	$0.22	$0.42	(47.6)%	$0.14	57.1 %
Weighted Average Common Shares Outstanding - Basic	291,442	291,227	0.1 %	290,328	0.4 %
Weighted Average Common Shares Outstanding - Diluted	293,049	292,892	0.1 %	291,846	0.4 %

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Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Dollars in thousands)

	Q1 2023	Q4 2022	Q/Q % Change	Q1 2022	Y/Y % Change
Net Income	**$65,535**	**$125,654**	**(47.8)%**	**$41,707**	**57.1 %**
Add / (Deduct):					
Interest Expense, Net	137,169	136,748	0.3 %	114,442	19.9 %
Provision (Benefit) for Income Taxes	16,758	17,392	(3.6)%	10,080	66.2 %
Depreciation and Amortization	182,094	190,649	(4.5)%	183,615	(0.8)%
Acquisition and Integration Costs	1,595	9,653	(83.5)%	15,661	(89.8)%
Restructuring and Other Transformation	36,913	38,551	(4.2)%	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(13,061)	(27,144)	(51.9)%	(705)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	17,491	(34,455)	(150.8)%	53,515	(67.3)%
Stock-Based Compensation Expense	12,509	10,938	14.4 %	11,341	10.3 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	3,805	3,937	(3.3)%	1,338	184.5 %
Adjusted EBITDA	**$460,808**	**$471,923**	**(2.4)%**	**$430,994**	**6.9 %**

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs, (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; and (v) Stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

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Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q1 2023	Q4 2022	Q/Q % Change	Q1 2022	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.22**	**$0.42**	**(47.6)%**	**$0.14**	**57.1 %**
Add / (Deduct):					
Acquisition and Integration Costs	0.01	0.03	(83.5)%	0.05	(89.9)%
Restructuring and Other Transformation	0.13	0.13	(4.3)%	—	—
Amortization Related to the Write-Off of Certain Customer Relationship Intangible Assets	—	—	—	0.02	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.04)	(0.09)	(51.9)%	—	—
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.06	(0.12)	(150.7)%	0.18	(67.4)%
Stock-Based Compensation Expense	0.04	0.04	14.3 %	0.04	9.8 %
Non-Cash amortization related to derivative instruments	0.02	0.03	(35.9)%	—	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.02)	(0.02)	(7.2)%	(0.05)	(67.9)%
Net Income Attributable to Noncontrolling Interests	—	0.01	(70.8)%	—	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.42**	**$0.43**	**(4.3)%**	**$0.38**	**8.2 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended March 31, 2023 and 2022 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended March 31, 2023 and 2022 was 15.2% and 18.6%, respectively, and quarter ended December 31, 2022 was 15.2%.

Adjusted Earnings Per Share, or Adjusted EPS

We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Amortization related to the write-off of certain customer relationship intangible assets; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; (vii) Non-cash amortization related to derivative instruments; and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

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Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q1 2023	Q4 2022	Q/Q % Change	Q1 2022	Y/Y % Change
Net Income	**$65,535**	**$125,654**	**(47.8)%**	**$41,707**	**57.1 %**
Add / (Deduct):					
Real Estate Depreciation (1)	76,129	78,902	(3.5)%	79,333	(4.0)%
(Gain) Loss on Sale of Real Estate, Net of Tax	(15,746)	(29,629)	(46.9)%	214	n/a
Data Center Lease-Based Intangible Assets Amortization (2)	6,129	5,106	20.0 %	4,123	48.7 %
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	132	—	—	—	—
FFO (Nareit)	**$132,179**	**$180,033**	**(26.6)%**	**$125,377**	**5.4 %**
Add / (Deduct):					
Acquisition and Integration Costs	1,595	9,653	(83.5)%	15,661	(89.8)%
Restructuring and Other Transformation	36,913	38,551	(4.2)%	—	—
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	4,550	2,138	112.9 %	(919)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	17,491	(34,455)	(150.8)%	53,515	(67.3)%
Stock-Based Compensation Expense	12,509	10,938	14.4 %	11,341	10.3 %
Non-Cash amortization related to derivative instruments	5,834	9,100	(35.9)%	—	—
Real Estate Financing Lease Depreciation	2,988	2,970	0.6 %	3,780	(20.9)%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(6,893)	(5,043)	36.7 %	(15,632)	(55.9)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	226	2,297	(90.2)%	(20)	n/a
FFO (Normalized)	**$207,392**	**$216,182**	**(4.1)%**	**$193,103**	**7.4 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.45	$0.61	(26.2)%	$0.43	4.7 %
FFO (Normalized)	$0.71	$0.74	(4.1)%	$0.66	7.6 %
Weighted Average Common Shares Outstanding - Basic	291,442	291,227	0.1 %	290,328	0.4 %
Weighted Average Common Shares Outstanding - Diluted	293,049	292,892	0.1 %	291,846	0.4 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.

(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.

(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)

Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles ("FFO (Nareit)"). We calculate our FFO measure, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).

We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; and (viii) Tax impact of reconciling items and discrete tax items.

FFO (Normalized) per share

FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

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Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	Q1 2023	Q4 2022	Q/Q % Change	Q1 2022	Y/Y % Change
FFO (Normalized)	**$207,392**	**$216,182**	**(4.1)%**	**$193,103**	**7.4 %**
Add / (Deduct):					
Non-Real Estate Depreciation	40,948	46,486	(11.9)%	37,280	9.8 %
Amortization Expense (1)	44,657	45,453	(1.8)%	50,494	(11.6)%
Amortization of Deferred Financing Costs	4,332	4,508	(3.9)%	5,610	(22.8)%
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,760	2,587	(32.0)%	1,860	(5.4)%
Non-Cash Rent Expense (Income)	7,436	6,024	23.5 %	3,126	137.9 %
Reconciliation to Normalized Cash Taxes	3,157	916	n/a	6,435	(50.9)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	1,981	974	103.3 %	1,110	78.5 %
Less:					
Recurring Capital Expenditures	27,663	36,340	(23.9)%	34,785	(20.5)%
AFFO	**$284,000**	**$286,791**	**(1.0)%**	**$264,234**	**7.5 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	$0.97	$0.98	(1.0)%	$0.91	7.0 %
Weighted Average Common Shares Outstanding - Basic	291,442	291,227	0.1 %	290,328	0.4 %
Weighted Average Common Shares Outstanding - Diluted	293,049	292,892	0.1 %	291,846	0.4 %

(1) Includes Customer and Supplier Relationship Value, intake costs, acquisition of customer relationships and other intangibles. Excludes amortization of capitalized commissions.

Adjusted Funds From Operations, or AFFO

We define adjusted funds from operations ("AFFO") as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer relationship value, intake costs, acquisitions of customer and supplier relationships and other intangibles, (other than capitalized internal commissions), (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share

AFFO divided by weighted average fully-diluted shares outstanding.

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